UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

Crisp Momentum Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Park Avenue, 7th Floor New York, NY	10177
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 351-9195

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2025, Crisp Momentum Inc. (the “Company”) entered into a Senior Advisor Agreement (the “Advisory Agreement”) with Holiday House Productions, LLC (the “Advisor”) pursuant to which the Advisor has agreed to provide the Company with strategic advisory services relating to content strategy, production, distribution, and other business matters. Under the Advisory Agreement, the Advisor will, among other things, deliver foundational content strategy and guidance on IP acquisition and production partner selection; provide strategic support for production teams and expansion of the Company’s content library; and advise on performance-based content curation.

As compensation for the services under the Advisory Agreement, the Advisor will receive a warrant (the “Warrant”) to purchase shares equal to ten percent (10%) of the Company’s fully diluted share capital as of the grant date, as certified by an officer of the Company.

On January 16, 2026, the Board approved the grant date and issued the Warrant. Pursuant to the terms of the Advisory Agreement and the Warrant, the Warrant will have an exercise price of $0.0079135 per share (or such higher amount as may be required to comply with applicable law) and a term of ten (10) years from the grant date. The Warrant vests over an eighteen (18) month period, with a portion vesting on the grant date for prior services and the remainder vesting in substantially equal monthly installments thereafter, subject to the Advisor’s continuous provision of services through each vesting date. Upon termination of services, any unvested portion of the Warrant is forfeited and any vested portion remains outstanding and exercisable for the remainder of its term. The Warrant is subject to customary equitable adjustments for stock splits, reverse splits, stock dividends, recapitalizations and similar corporate actions, and does not provide anti-dilution or price protection rights. If a change in control occurs while the Advisory Agreement is in effect and the Advisor’s services are terminated by the Company without cause (or the Advisor resigns for good reason within twelve (12) months thereafter), vesting of the Warrant will accelerate immediately prior to such termination with respect to the then-unvested portion of the Warrant that was scheduled to vest during the remaining term of the Advisory Agreement.

The Advisory Agreement has an initial term of eighteen (18) months and automatically renews for successive twelve (12) month periods unless either party provides thirty (30) days’ written notice of non-renewal. The Company may terminate for convenience on fifteen (15) days’ written notice, or for cause (which may be immediate or subject to a cure period depending on the nature of the breach).

The foregoing descriptions of the Advisory Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, which are filed as exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 regarding the issuance of the Warrant is incorporated by reference into this Item 3.02. The issuance was made in reliance on an exemption from registration under the Securities Act of 1933, as amended, including Section 4(a)(2) and/or Regulation D (Rule 506(b)), as a transaction not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Senior Advisor Agreement, dated as of October 28, 2025, by and between Crisp Momentum Inc. and Holiday House Productions, LLC*
10.2	Warrant to Purchase Common Stock of Crisp Momentum Inc dated as of January 16, 2026.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crisp Momentum Inc.

Dated: January 27, 2026	By:	/s/ Renger van den Heuvel
	Name:	Renger van den Heuvel
	Title:	Chief Executive Officer